CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation and (b) the Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the G.L. International Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan of our report dated August 23, 2002, with respect to the financial statements and schedules of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2002.

                                                          /s/ Ernst & Young LLP



Buffalo, New York
September 25, 2002